                                                                                                              Exhibit 23.2

                                             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-90402, 333-74838, 333-60408,
333-59272, 333-88835, 333-79241, 333-28527, 333-28481, 033-99540, 033-50678, and 033-46165) and in the related Prospectuses, as applicable, of MedImmune, Inc., of our report dated January 25, 2001, with respect to the consolidated financial statements of
Aviron at December 31, 2000 and for the two years then ended included in this Current Report on Form 8-K of MedImmune, Inc. dated
July 10, 2002, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Palo Alto, California
July 9, 2002